UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 5, 2009

Lifevantage Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11545 W. Bernardo Court, Suite 301, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On August 5, 2009, Lifevantage Corporation (the "Company") completed an additional closing of shares of Common Stock and warrants to purchase Common Stock to accredited investors on the same terms as the Company’s $1.5M Offering closed on June 30, 2009 (the "Offering"). The Company sold 2,583,668 shares of Common Stock of the Company at a purchase price of $0.35 per share and issued warrants exercisable for 516,724 shares of Common Stock of the Company to accredited investors, for aggregate gross proceeds of $904,287. The warrants sold in the Offering have an exercise price of $0.50 per share and may be exercised at any time following the issuance during the three year exercise period.

The shares of Common Stock and warrants were offered and sold in the Offering only to persons who meet the definition of "accredited investor" set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or to persons who are not "U.S. persons" as defined in Regulation S under the Securities Act, pursuant to exemptions from registration provided by Rule 506 of Regulation D of the Securities Act and Regulation S of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifevantage Corporation

August 7, 2009	By:	/s/ Carrie E. Carlander

Name: Carrie E. Carlander
Title: Chief Financial Officer, Secretary & Treasurer